UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 22, 2009
MACC PRIVATE EQUITIES INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE	0-24412	42-1421406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
580 Second Street, Suite 102, Encinitas, California 92024
(Address of Principal Executive Offices)		(Zip Code)
(760) 479-5080 (Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 17, 2009, MACC Private Equities Inc. (the "Company") received a notice from the staff of the Nasdaq Stock Market, indicating the Company is not in compliance with Nasdaq Listing Rule 5605 because it no longer complies with Nasdaq's audit committee requirements.  As previously reported in the Company's Form 8-K filed on December 11, 2009, Geoffrey T. Woolley resigned as a director of the Company on December 8, 2009, resulting in the non-compliance with Nasdaq Listing Rule 5605.  However, consistent with Listing Rule 5605(c)(4)(A), Nasdaq will provide the Company a cure period in order to regain compliance as follows:

•	until the earlier of the Company's next annual shareholders' meeting or December 8, 2010; or

•	if the next annual shareholder's meeting is held before June 7, 2010, then the Company must evidence compliance no later than June 7, 2010.

The Company must submit to Nasdaq documentation, including biographies of any new directors, evidencing compliance with the rules no later this date.  In the event the Company does not regain compliance by this date, Nasdaq rules require the Nasdaq staff to provide written notification to the Company that its securities will be delisted.  At this time, the Company may appeal the delisting determination to a Hearings Panel.

The Company intends to regain compliance with Nasdaq Listing Rule 5605 audit committee requirements prior to the expiration of the cure period provided pursuant to the Nasdaq rules.

On December 22, 2009, the Company issued a press release announcing that it had received the aforementioned notice from Nasdaq.  A copy of the press has been filed with this Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press Release dated December 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACC PRIVATE EQUITIES INC.

Date: December 22, 2009	By:	/s/ Travis T. Prentice
Travis T. Prentice
President and CEO

Exhibit Index

Exhibit
Number                                Description

99.1                      Press Release dated December 22, 2009.